UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, par value $0.001 per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 27, 2024, Bone Biologics Corporation (the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), to sell shares of its common stock, par value $0.001 per share (the “Shares”) from time to time, in an “at the market offering” program through Wainwright, with certain limitations on the amount of Shares that may be offered and sold thereunder. The sales, if any, of the Shares made under the Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) including sales made directly on or through the Nasdaq Capital Market or on any other existing trading market for the Company’s common stock, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The Shares, if any, will be issued pursuant to a prospectus supplement, dated September 27, 2024, and an accompanying base prospectus, dated July 11, 2022, contained therein (the “ATM Prospectus Supplement”), which together form a part of the Company’s “shelf” registration statement on Form S-3 (File No. 333-265872) filed by the Company with the Securities and Exchange Commission (“SEC”) on June 28, 2022 and declared effective by the SEC on July 11, 2022. The aggregate market value of the Shares eligible for sale under the ATM Prospectus Supplement is currently $1,143,121, which is based on the limitations of General Instruction I.B.6 of Form S-3.

The Company will pay Wainwright a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Wainwright with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company will also reimburse Wainwright for certain specified expenses in connection with entering into the Agreement in an amount not to exceed $100,000 in the aggregate, in addition to $5,000 per annual due diligence session update in connection with the filing of the Company’s Annual Report on Form 10-K and $2,500 per quarterly due diligence update session in connection with the filing of the Company’s Quarterly Reports on Form 10-Q for Wainwright’s counsel’s fees. The Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The Company is not obligated to sell any of the Shares under the Agreement and may at any time suspend solicitation and offers thereunder. The offering of the Shares pursuant to the Agreement will terminate on the earlier of (i) the sale, pursuant to the Agreement, of the Shares having an aggregate sales price of $1,143,121 and (ii) the termination of the Agreement by either the Company or Wainwright, as permitted therein.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion of Harter Secrest & Emery LLP, counsel to the Company, relating to the legality of the Shares is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At The Market Offering Agreement, dated September 27, 2024, by and between Bone Biologics Corporation and H.C. Wainwright & Co., LLC
5.1	Opinion of Harter Secrest & Emery LLP
23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: September 27, 2024
	By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer